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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]  Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

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[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE GROWTH FUND OF SPAIN, INC.
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                (Name of Registrant as Specified in its Charter)

                           BANKGESELLSCHAFT BERLIN AG
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                     [Letter of Bankgesellschaft Berlin AG]


                                                           November 5, 1997


Dear Fellow Shareholder of The Growth Fund of Spain, Inc.:

You may have recently received proxy materials from the Board of Directors of The Growth Fund of Spain, Inc. (the "Fund") for the Special Meeting of Shareholders (the "Special Meeting") to be held December 3rd, 1997. WE URGE YOU NOT TO RETURN THE WHITE PROXY CARD YOU MAY RECEIVE FROM THE FUND.

Bankgesellschaft Berlin (the "Bank") seeks your support in electing our two nominees to the Board of Directors of the Fund at the Special Meeting. The Bank's two nominees, Gregory L. Melville and Moritz A. Sell, both of whom are employees of the Bank, have indicated to us that, if elected to the Board of Directors of the Fund, they will be committed to exploring methods of reducing or eliminating the discount from net asset value ("NAV") at which the shares of the Fund trade. We believe that our two nominees will be more committed to taking prompt action designed to reduce or eliminate the discount from NAV at which the shares of the Fund trade, and will otherwise represent the interests of all shareholders of the Fund, than the two directors nominated by the Fund (each of whom is affiliated with the Fund's proposed new investment manager). The actions which our nominees have indicated that they might urge the full Board to explore include open-ending the Fund or converting the Fund to a closed-end interval fund, among others.

We will soon be mailing you our proxy materials which contain information about our nominees and the reasons why their election to the Board of Directors of the Fund is in your best interest. Again, we urge you NOT to return any proxy card that you may have received from the Fund until you have reviewed our proxy materials. If you have any questions or need further information, please contact Georgeson & Company Inc., which is assisting us in this solicitation in opposition to management, toll-fee at 1-800-223-2064.

Pursuant to the rules of the Securities and Exchange Commission, we advise you that, as of September 22, 1997, the record date for the Special Meeting, the Bank was the beneficial owner of 1,505,800 shares of the Fund, representing approximately 9.1% of the outstanding shares and that, as of November 5, 1997, the Bank was the beneficial owner of 1,610,200 shares of the Fund, representing approximately 9.7% of the outstanding shares. Based on public filings with the Securities and Exchange Commission, the Bank is the largest shareholder of the Fund. In addition, the Bank has sold to third parties an aggregate of 215 puts covering shares of the Fund, which, if exercised by such third parties, would require the Bank to acquire an additional 21,5000 shares of the Fund (less than 1% of the outstanding shares). Neither Mr. Melville nor Mr. Sell owns, beneficially or of record, any shares of the Fund.

Sincerely,


/s/ Serge Demoliere                         /s/ Dirk Kipp
Serge Demoliere                             Dirk Kipp